UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2016 (February 11, 2016)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4643 S. Ulster Street, Suite 970, Denver, CO	80237
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 993-3200

877 North 8th West, Riverton, WY 82501
(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition Agreement

On February 11, 2016, U.S. Energy Corp., a Wyoming corporation (the “Company”), entered into an Acquisition Agreement (the “Acquisition Agreement”) with Mt. Emmons Mining Company, a subsidiary of Freeport-McMoRan Inc. (“MEM”), whereby MEM acquired the Company’s Mt. Emmons mine site located in Gunnison County, Colorado, including the Keystone Mine, a related water treatment plant (the “WTP”) and other related properties (collectively, the “Purchased Assets”). Under the Acquisition Agreement, MEM will replace the Company as the permittee and owner of the WTP and will discharge the obligation of the Company to operate the WTP from and after the closing in accordance with the applicable permits issued by the Colorado Department of Public Health and Environment.

Series A Convertible Preferred Stock Purchase Agreement and Series A Preferred Stock

Concurrent with entry into the Acquisition Agreement, and as additional consideration for MEM to accept transfer of the Purchased Assets, including related obligations, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement (the “Series A Purchase Agreement”) with MEM, whereby the Company issued 50,000 shares of newly designated Series A Convertible Preferred Stock (the “Preferred Stock”) in exchange for (a) MEM accepting the transfer of the Purchased Assets and replacing the Company as the permittee and owner of the WTP, and (b) the payment of $500 to the Company. The Series A Purchase Agreement contained customary representations and warranties on the part of the Company. As contemplated by the Acquisition Agreement and the Series A Purchase Agreement and as approved by the Company’s Board of Directors, the Company filed with the Secretary of State of the State of Wyoming Articles of Amendment containing a Certificate of Designations with respect to the Preferred Stock (the “Certificate of Designations”) on February 11, 2016. Pursuant to the Certificate of Designations, the Company designated 50,000 shares of its blank check preferred stock as Series A Convertible Preferred Stock. The Preferred Stock will accrue dividends at a rate of 12.250% per annum of the Adjusted Liquidation Preference (as defined), which are not payable in cash but are accrued and compounded quarterly in arrears. The “Adjusted Liquidation Preference” is initially $40 per share of Preferred Stock, increased each quarter by the accrued quarterly dividend. The Preferred Stock is senior to other classes or series of shares of the Company with respect to dividend rights and rights upon liquidation. No dividend or distribution will be declared or paid on junior stock, including the Company’s common stock, (1) unless approved by the holders of Preferred Stock, voting as a group and (2) unless and until a like dividend has been declared and paid on the Preferred Stock on an as-converted basis, unless waived by the holders of Preferred Stock.

Each share of Preferred Stock may initially be converted into 80 shares of the common stock of the Company, $0.01 par value, of the Company (the “Common Stock”), subject to applicable anti-dilution adjustments (the “Conversion Rate”), at the option of the holder at any time. The conversion rate is subject to anti-dilution adjustments for stock splits, stock dividends and certain reorganization events and to price-based anti-dilution protections. Each share of Preferred Stock will be convertible into a number of shares of Common Stock equal to the product of (1) the conversion value as adjusted for accumulated dividends divided by the initial conversion value, multiplied by (2) the Conversion Rate (plus cash in lieu of fractional shares and dividends accrued since the last accrual date). In no event will the aggregate number of shares of Common Stock issued upon conversion be greater than 4,760,095 shares (which equals 16.86% of the number of shares of Common Stock outstanding on the issue date) or 95.20 shares of Common Stock for each share of Preferred Stock. The Preferred Stock will generally not vote with the Common Stock on an as-converted basis on matters put before the Company’s shareholders. The holders of the Preferred Stock have the right to approve specified matters as set forth in the Certificate of Designations and have the right to require the Company to repurchase the Preferred Stock in connection with a change of control.

Investor Rights Agreement

Concurrent with entry into the Acquisition Agreement and Series A Purchase Agreement, the Company and MEM entered into an Investor Rights Agreement (the “Investor Rights Agreement”), which provides MEM (so long as it beneficially owns the Preferred Stock or at least 5% of the Common Stock then outstanding) rights to certain information and Board observer rights. MEM has agreed that it, along with its affiliates, will not acquire more than 16.86% of the issued and outstanding shares of Common Stock. In addition, MEM has the right to demand registration of the shares of Common Stock issuable upon conversion of the Preferred Stock under the Securities Act of 1933, as amended.

The above descriptions do not purport to be complete and are qualified in their entirety by the Acquisition Agreement, the Certificate of Designations, the Series A Purchase Agreement, and the Investor Rights Agreement, which are filed as Exhibits 2.1, 3.1, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

Reference is made to the disclosure set forth under Item 1.01 and to the unaudited pro forma financial information included in Exhibit 99.1 to this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

The Company expects to recognize a charge of $2.0 million related to the issuance of Preferred Stock discussed under Item 1.01 above. Reference is made to the disclosure set forth under Item 1.01, which disclosure is incorporated herein by reference.

Additionally, as discussed in a Current Report on Form 8-K dated February 11, 2016, the Company reported that it expects to recognize an aggregate impairment charge of $22.8 million during the fourth quarter of 2016 related to the decision to dispose of the Purchased Assets discussed under item 1.01 hereof. Reference is made to the unaudited pro forma financial information included in Exhibit 99.1 to this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. The sale of Preferred Stock to MEM is exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders

Reference is made to the description of the Preferred Stock and the Certificate of Designations filed with the Secretary of State of Wyoming above under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to the description of the Preferred Stock and the Certificate of Designations filed with the Secretary of State of Wyoming above under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 8.01. Other Events.

As previously reported in a Current Report on Form 8-K filed by the Company on July 14, 2015, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) dated July 10, 2015 (the “Nasdaq Notice”) indicating that for 30 consecutive business days the Common Stock had not maintained a minimum closing bid price of $1.00 (the “Minimum Bid Price Requirement”) per share as required by Nasdaq Listing Rule 5550(a)(2).  The Nasdaq Notice provided that if by January 6, 2016, the Company did not achieve compliance with the Minimum Bid Price Requirement but (a) is in compliance with all other listing standards for the Common Stock on the Nasdaq Capital Market (other than the Minimum Bid Price Requirement), and the (b) Company provides written notice of its intention to cure the Minimum Bid Price Requirement deficiency during a second compliance period, Nasdaq may grant the Company an additional Compliance Period extending until July 5, 2016. On December 22, 2015, the Company provided written notice of its intent to cure the Minimum Bid Price Requirement deficiency during a second compliance period. On January 8, 2016, Nasdaq issued a notice indicating that the Company’s compliance period has been formally extended until July 5, 2016.

The Company’s ability to regain compliance with the Minimum Bid Price Requirement and satisfy other Nasdaq Listing Rules is subject to numerous risks and uncertainties, including but not limited to risks associated with the possibility of an extended period of low commodity prices, operational and regulatory issues, the failure to obtain shareholder approval of a reverse stock split if requested to cure the deficiency, and general economic conditions.

On February 12, 2016, the Company issued a press release announcing the transfer of the Project discussed in Item 1.01 and the notice from Nasdaq discussed above. That press release is not incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited pro forma information giving effect to the events reported in Items 1.01, 2.01 and 2.05 is incorporated herein as Exhibit 99.1.

(d) Exhibits

Exhibit No.	Description
2.1	Acquisition Agreement
3.1	Certificate of Designation for Series A Convertible Preferred Stock
10.1	Series A Convertible Preferred Stock Purchase Agreement
10.2	Investor Rights Agreement
99.1	Unaudited pro forma financial information
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: February 12, 2016	By:	/s/ David A. Veltri
David A. Veltri, CEO